SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2002

SEARS ROEBUCK ACCEPTANCE CORP.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)
1-4040 (Commission File Number)	51-0080535 (IRS Employer Identification No.)

3711 Kennett Pike, Greenville, Delaware (Address of principal executive offices)	19807 (Zip Code)

Registrant's telephone number, including area code: (302) 434-3112

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

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Item 5.	Other Events.

On May 21, 2002, Registrant executed (i) an Underwriting Agreement with Sears, Roebuck and Co., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as Representatives of the several Underwriters, relating to debt securities and (ii) a Pricing Agreement with Sears, Roebuck and Co., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc., as Representatives of the several Underwriters named in Schedule I thereto, relating to $1,000,000,000 aggregate principal amount of 7.00% Notes due June 1, 2032. A copy of the Underwriting Agreement is attached as Exhibit 1(a) and a copy of the Pricing Agreement is attached as Exhibit 1(b).

In connection with the issuance of the Notes: (i) Anastasia D. Kelly, Senior Vice President, General Counsel of Sears, Roebuck and Co. has delivered an opinion to Registrant, dated May 29, 2002, regarding the validity of the Notes, upon issuance and sale thereof on
May 29, 2002; and (ii) Mayer, Brown, Rowe & Maw, special counsel to Registrant and Sears, has delivered an opinion to Registrant and Sears, dated May 29, 2002, as to certain federal tax matters concerning the Notes. A copy of the opinion as to legality is attached as Exhibit 5, and a copy of the opinion as to certain tax matters is attached as Exhibit 8.

Item 7.	Financial Statements and Exhibits

The Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

SEARS ROEBUCK ACCEPTANCE CORP. By: /s/ Keith E. Trost Keith E. Trost President

Date: May 30, 2002

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Exhibits

1(a)

   Underwriting Agreement, dated May 21, 2002, among Registrant, Sears, Roebuck and Co., Morgan Stanley & Co.
   Incorporated, Bears, Stearns & Co. Inc. and Lehman Brothers Inc. as Representatives of the several Underwriters.

1(b)

   Pricing Agreement, dated May 21, 2002, among Registrant, Sears, Roebuck and Co., Morgan Stanley & Co.
   Incorporated, Bears, Stearns & Co. Inc. and Lehman Brothers Inc. as Representatives of the several Underwriters named in Schedule I thereto.

4	Form of 7.00% Note.

5	Opinion of Anastasia D. Kelly dated May 29, 2002, relating to the validity of $1,000,000,000 aggregate principal amount of 7.00% Notes due June 1, 2032.

8	Opinion of Mayer, Brown, Rowe & Maw as to certain federal tax matters concerning the Registrants 7.00% Notes due June 1, 2032.

23(a)	Consent of Anastasia D. Kelly (included in Exhibit 5).

23(b	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 8).

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